  _____________________________________________________________________________

July 26, 2004

Securities and Exchange Commission

450 Fifth Street SW

Washington, DC  20549

RE:

Reese Corp.

Commission File Number 333-113296

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form SB-2/A-2 dated June 23, 2004.

Our independent auditor’s report dated February 17, 2004 on the financial statements of Reese Corp. for the period ended June 30, 2003 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principals, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Reese Corp. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA

Bank of America Financial Center, 601 W. Riverside, Suite 1940, Spokane, WA 99201

Phone (509) 838-5111   Fax (509) 838-5114   www.williams-webster.com